SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2016

             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	    000-6658        04-2217279
___________	  ____________	  __________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                   70 Orville Drive
                Bohemia, New York 11716
__________________________________________________
   (Address of principal executive offices)


                   (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                    Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


The Company has agreed to an extension on the same terms through December 31, 2016: (i) of the Fifth Amended and Restated Consulting Agreement with Laboratory Innovations Company, Ltd., an affiliate of Joseph G. Cremonese, Chairman of the Board of Directors;
and (ii) of the Consulting Agreement with Grace S. Morin.
Either the Company or the Consultant may terminate the relating Agreement, by written notice, except for their confidentiality and non-competition covenants on at least 60 days prior notice.


ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Stockholders of the Company held on January 7, 2016, the stockholders took the following actions:

1. Elected Ms. Helena R. Santos and Mr. James S. Segasture as Class A Directors to serve until the Annual Meeting of Stockholders for the year ended June 30, 2018 by the following votes:

			  For          Withheld

Helena R. Santos         572,439          306
James S. Segasture       571,452       10,293

2. Approved by a vote of 901,743 shares for, 66,725 shares against and 612 shares abstaining, the appointment by the Board of Directors of Nussbaum Yates Berg Klein & Wolpow, LLP as the Company's independent registered public accounting firm with respect to the Company's financial statements for the year ending June 30, 2016.



ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.            Exhibit
___________            _____________________________
10A-1                   Copy of Extension Agreement between
			the Company and Joseph C. Cremonese

10A-2 			Copy of Extension Agreement between
			the Company and Grace S. Morin



                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SCIENTIFIC INDUSTRIES, INC.
                                   (Registrant)


Date:	January 26, 2016
			           By: /s/ Helena R. Santos
                                   ________________________

			           Helena R. Santos,
			           President and Chief Executive Officer
 			           Officer